SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



                 PURSUANT TO SECTION 13 OR 15(d)

                  of the Securities Act of 1934


         Date of Report (Date of earliest event reported):

               October 3, 2000 (September 29, 2000)

                 NORFOLK SOUTHERN RAILWAY COMPANY

      (exact name of registrant as specified in its charter)


                                 1-743
                                 1-3744
                                 1-4793
          Virginia               1-546-2         53-6002016
(State or other jurisdiction  (Commission       (IRS Employer
      of incorporation)       File Number)   Identification No.)


      Three Commercial Place, Norfolk, Virginia  23510-2191

             (Address of principal executive offices)

Registrant's telephone number, including area code (757) 629-2682

                            No Change
  (Former name or former address, if changed since last report.)

Item 5.        Other Events.

On Friday, September 29, 2000, the Registrant's parent,
Norfolk Southern Corporation ("Corporation"), issued a Press
Release, attached hereto as an exhibit,

(i)  advising of the sales of certain timber interests; and

(ii) indicating the anticipated range of earnings per share for the third quarter and the contribution to such earnings of the timber interest sales.


Item 7.(c)     Financial Statements and Exhibits.

Exhibit No.         Exhibit Description

    99              Press Release, issued by the
                    Corporation on Friday, September 29, 2000, advising of the sales of certain timber interests and indicating the anticipated range of earnings per share for its third quarter, which ended on September 30, 2000, and the contribution to such earnings of the timber interest sales.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         NORFOLK SOUTHERN RAILWAY COMPANY
                              (Registrant)


                         By: /s/ Dezora M. Martin
                         Name:  Dezora M. Martin
                         Title:  Assistant Corporate Secretary



Date:  October 3, 2000

                                  EXHIBIT INDEX



 Exhibit
 Number
 System                       Description


    99              Press Release, issued by Norfolk
                    Southern Corporation on Friday, September 29, 2000, advising of the sales of certain timber interests and indicating the anticipated range of earnings per share for its third quarter, which ended on September 30, 2000, and the contribution to such earnings of the timber interest sales.